Exhibit 8.1

List of Subsidiaries as of December 31, 2012

Our Subsidiaries

•                  Vimicro Corporation, incorporated in the People’s Republic of China

•                  Vimicro Technology Corporation, incorporated in the People’s Republic of China

•                  Viewtel Corporation, incorporated in California, U.S.A.

•                  Vimicro Electronics International Limited, incorporated in Hong Kong Special Administrative Region

•                  Vimicro Electronic Technology Corporation, incorporated in the People’s Republic of China

•                  Jiangsu Vimicro Electronics Corporation, incorporated in the People’s Republic of China

•                  Vimicro Electronics Corporation, incorporated in the People’s Republic of China

•                  Vimicro Guiyang Corporation, incorporated in the People’s Republic of China

•                  Vimicro VMF Shenzhen Corporation, incorporated in British Virgin Islands

•                  Vimicro Fuzhou Corporation, incorporated in the People’s Republic of China

Our Affiliated Entity

•                  Vimicro Sky-Vision Technology Corporation, incorporated in the People’s Republic of China